UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2006

VirTra Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	000-28381	93-1207631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 CityWest Blvd., Suite 300, Houston, Texas 77042
(Address of principal executive offices)

(832) 242-1100

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2006, we entered into a factoring arrangement intended to provide additional working capital through factoring of our accounts receivable. At the time, we were moving toward a merger with  VirTra Merger Corporation, separate company that had been formed to acquire Chrysalis Manufacturing Corporation, (a/k/a Altatron EMS) and another company. Upon consummation of those acquisitions, VMC was to be acquired by VirTra Systems, Inc.

The lender did not regard either VirTra Systems, Inc. or VMC as sufficiently creditworthy to grant a credit line without guarantees. As a result, we entered into an arrangement whereby CapNet Securities Corporation would be the borrower under the factoring arrangement, would secure its borrowings by accounts receivable of VirTra Systems and VMC, and would relend the borrowed funds to us and to VMC. We,  VMC and Daniel L. Ritz, Jr., , a principal of CapNet, jointly and severally guaranteed payment of amounts drawn under the credit arrangement up to $1,000,000.

We borrowed $100,000 under the arrangement described above, an amount which is still outstanding. We understand that VMC and/or another company associated with CapNet borrowed additional amounts under the arrangement, and that the total amount due the lender currently stands at approximately $500,000.

The expected merger with VMC did not occur. We do not intend to borrow any more money from Charter Capital/CapNet under the arrangement and VMC (now known as ComCon Manufacturing Services, Inc.) informs us that they also do not intend to borrow additional amounts under the arrangement. Charter Capital has been notified that the parties intend to discontinue the facility altogether..

Charter Capital has agreed in principle to a modification which would limit the amount of our guaranty to $200,000.

In addition to the $100,000 that the company owes under this arrangement, we also have unsecured advances $96,650 from other companies largely owned and/or controlled by Daniel L. Ritz, Jr. No further payments will be made on those advances until we have been released from our guaranty to Charter Capital.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

J. David Rogers, age 53, has returned as our Chief Financial Officer effective February 1, 2007. Mr. Rogers previously served in that capacity from March until June of 2006, while continuing his employment with CapNet.  Mr. Rogers returned on a full time basis to his previous position as vice-president of corporate finance for CapNet Securities Corporation in June of 2006. He has now severed all employment with CapNet and will serve as our Chief Financial Officer on a full time basis.

Before his first employment with us Mr. Rogers had been employed by CapNet or an affiliate of that company since 2002.  He holds bachelor of science and masters degree in business administration.

We have also reengaged L. Kelly Jones, our former chief executive officer, on a temporary basis to act as special adviser to our chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA SYSTEMS, INC. (Registrant)

By:	/s/ Steven Haag
Steven Haag
Vice President, Investor Relations

Dated: February 15, 2007